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                                 NEWS RELEASE



FOR RELEASE:                                            CONTACT:


IMMEDIATELY                                             LINDA A. KELLEY
                                                        615-373-0104, EXT. 224



                UNITED CITIES GRANTED RATE INCREASE IN GEORGIA


  BRENTWOOD, TENN.--December 9, 1996--United Cities Gas Co., (NASDAQ:UCIT), a multistate distributor of natural and propane gas, announced today that the Georgia Public Service Commission has granted the company a rate increase of $3.2 million in annual revenues.

  An overall rate increase of approximately 6.6 percent went into effect December 2, for about 70,000 customers in Columbus and Gainesville, Georgia. The rate increase provides United Cities with a 10.1 percent return on a rate base and an 11.5 percent return on common equity. The increase is the result of an application filed before the Commission in May.

  United Cities Gas Company distributes natural and propane gas to approximately 335,000 customers in ten states. The company is also engaged in other energy-related businesses.


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[UNITED CITIES                                     UNITED CITIES GAS COMPANY
GAS COMPANY LOGO]                                  5300 MARYLAND WAY
                                                   BRENTWOOD, TENNESSEE 37027
                                                   615-373-0104